UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of Earliest Event Reported): June 4, 2012

REXNORD CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	20-5197013
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

4701 West Greenfield Avenue, Milwaukee, Wisconsin	53214
(Address of Principal Executive Offices)	(Zip Code)

(414) 643-3000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers

On June 4, 2012, Mark S. Bartlett accepted an appointment by the Board of Directors to become a director of Rexnord Corporation. Mr. Bartlett's service as a director begins immediately. In connection with its decision to appoint Mr. Bartlett to the Board, the Board determined that Mr. Bartlett will be an "independent" director under New York Stock Exchange listing standards and as defined in Rule 10A-3 of the Securities Exchange Act of 1934. Mr. Bartlett will receive a standard compensation package for independent directors, including an option to purchase 11,250 shares of Rexnord common stock at $19.20 per share (the closing price on June 4, 2012). Mr. Bartlett will initially serve on the Audit Committee of the Board, on which he will replace Steven Martinez as Chair and a member, and has been designated a director in the class whose terms expire at the fiscal 2014 annual meeting of stockholders.

Mr. Bartlett, age 61, is a retired Ernst & Young LLP (“E&Y”) partner. Mr. Bartlett joined E&Y in 1972 and worked there until his retirement in 2012, including having served as Managing Partner of E&Y's Baltimore office and as Senior Client Service Partner for the Mid-Atlantic Region. Mr. Bartlett is a certified public accountant and has extensive experience serving global manufacturers, as well as companies in other industries. Mr. Bartlett also has experience in mergers and acquisitions, SEC rules and regulations, public offerings and financing alternatives. E&Y has served as Rexnord's independent registered public accounting firm since 2006; however, Mr. Bartlett has not personally worked on E&Y's audit of Rexnord. The Board appointed Mr. Bartlett as a director due to his significant accounting experience, as well as his expertise in the manufacturing industry, and in mergers and acquisitions and securities regulation.

In conjunction with Mr. Bartlett joining the Board, on June 5, 2012, Praveen R. Jeyarajah, a director of Rexnord Corporation, informed Rexnord that he resigned from the Board of Directors, effective immediately. Mr. Jeyarajah's resignation letter stated that his decision does not relate to any disagreement on matters relating to Rexnord's operations, policies or practices. Mr. Jeyarajah stated that he was resigning so that Mr. Bartlett could join the Board without an increase in its size and so that, in accordance with best corporate practices, there would only be one management director. Mr. Jeyarajah will continue as Rexnord's Executive Vice President - Corporate & Business Development.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, Rexnord Corporation has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized this 7th day of June, 2012.

REXNORD CORPORATION

BY:	/S/ Patricia M. Whaley
Patricia M. Whaley
Vice President, General Counsel and Secretary